Withdrawal Rebornne colostums products distributor right from Hainan GuoJian High-Tech Milk Industry Company Limited Agreement

(Supplemental Agreement)

Supplemental agreement had been added to the original agreement that signed on 1st Dec 2010:

- Amend the original statement "Hainan GuoJian High-Tech Milk Industry Company Limited must formally inform all existing distributors and dealers by notification letter that the distributor right of Rebornne Colostums products has been transferred to Rebornne (GuangZhou) Dairy Company and will be the future products purchasing channel when the final cash payment been paid in end of March 2011" to "Rebornne (GuangZhou) Dairy Company execute the original agreement that signed on 1st December 2010 and also clear the compensation, 2 million RMB to Hainan GuoJian High-Tech Milk Industry Company Limited earlier. The payment will be made by one-off transaction in respect to the bank account detail provided by Hainan GuoJian High-Tech Milk Industry Limited Company. And the goods payment for forty thousand cans of 900g Rebornne Standard Colostrums, in total RMB 1,444,009.00 will be made before all inventories remove from Hainan GuoJian High-Tech Dairy Company Warehouse at once. Rebornne (GuangZhou) Dairy Company is allowed to run national business conference events to attract colostrums dealers since 1st January 2011."
- In addition, both parties have reached an agreement that the selling points included Hainan, ChongQing, ShanDong, JiangSu run by Hainan GuoJian High-Tech Milk Industry Company Limited for 900g Rebornne Standard Colostrums correspond to Contract Number: REBORNNE09082010 will effect until 1st Dec 2011 only.

This agreement is effected on the day signed by both parties. Each party will retain a copy of this agreement.

Sign by Representative of Hainan GuoJian High-Tech Milk Industry Company Limited

______________________ Commercial Seal

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Sign by Representative of Rebornne New Zealand Limited

______________________ Commercial Seal

Rebornne New Zealand Limited Company will fully withdraw all the Rebornne Colostrums products distributor right from Hainan GuoJian High-Tech Milk Industry Company Limited through friendly negotiation with conditions below:

1. Compensation: Rebornne NZ Ltd and Hainan GuoJian High-Tech Milk Industry Company Limited will sign an agreement contract on 1st December 2010 to fully withdraw the Rebornne Colostrums products distributor right from Hainan GuoJian High-Tech Milk Industry Company Limited. The agreement contract is signed to serve as the basis for the implementation of follow-up. After a full colostrums market investigation and demonstration, Rebornne NZ agreed to provide 1.8 million (The shareholder list and corresponding number of share will be provided by Hainan GuoJian High-Tech Milk Industry Company Limited) of Rebornne USA Incorporate shares and RMB 2 million in cash as compensation to withdraw the distributor right. The first half payment, one million cash payment will be due at the end of December 2010. The remained second half payment; one million cash payment will be cleared at the end of March 2011.
2. Hand-Over Content: In addition to the national distributor right, Hainan GuoJian High-Tech Milk Industry Company Limited must hand-over all dealer distribution network and dealer contracts to Rebornne (GuangZhou) Dairy Company in order to maintain and develop a better Rebornne Colostrums market.
3. Hainan GuoJian High-Tech Milk Industry Company Limited must formally inform all existing distributors and dealers by notification letter that the distributor right of Rebornne Colostrums products has been transferred to Rebornne (GuangZhou) Dairy Company and will be the future products purchasing channel when the final cash payment been paid in end of March 2011.
4. Inventory: Both parties will arrange staffs in charge to record inventories together. Hainan GuoJian High-Tech Milk Industry Company Limited is not allow to retain and distribute any Rebornne Colostrums products to prevent market operations disruption. Both parties should follow below:
   a. Regarding the order that placed under contract number REBORNNE09082010 (79956 cans of 900g Standard Colostrums Milk Powder), both parties had signed two agreements included "Rebornne Cooperation Agreement" and "Rebornne Order Supply Agreement". According to these two agreements, Hainan GuoJian High-Tech Milk Industry Company Limited will retain the 39956 cans and Rebornne GuangZhou will clear the remain payment, RMB1444009.35 by end of Dec 2010 to receive the 40000 cans Rebornne Standard Colostrums goods. In order to quick sale this batch of goods, the original selling points stated in "Rebornne Order Supply Agreement" which are ShenZhen and DongGuan region only is to be expanded to the vacant areas that do not cover by Hainan. The vacancy list is subject to the existing distributors/dealers provided by Hainan.
   b. Pricing for those inventories currently in Hainan GuoJian High-Tech Milk Industry Company Limited warehouse will be confirmed depend upon the manufacture date and cans appearance status.
   c. In order to shorten manufacture time and cost control, both parties agreed to

pre-order large amount of tin plates / empty cans. Since there is still 19017 Rebornne Standard Colostrums in 268g empty cans remain in New Zealand warehouse, both parties had reach an agreement to share the write-off cost. Each party will afford NZD12000. The cost will be offset from the 40000cans Rebornne Standard Colostrums payment.

d. Promotional materials inventory: promotional materials costs are included in 1.8 million of Rebornne USA Incorporate shares. Both parties will arrange staffs to make record and ship to Rebornne (GuangZhou) Dairy Company warehouse. Rebornne will handle the shipping cost.

5. Rebornne will make the second half payment, one million to Hainan GuoJian High-Tech Milk Industry Company Limited by end of March 2011 and Hainan's will cease the distributor right on the same day. If Rebornne did not make payment as promised, Hainan GuoJian High-Tech Milk Industry Company Limited will still have Rebornne Colostrums products distributor right.
6. This agreement is effected after signed by both parties. Each party will retain a copy of this agreement.

Sign by Representative of Hainan GuoJian High-Tech Milk Industry Company Limited

______________________ Commercial Seal

(28/12/2010)

Sign by Representative of Rebornne New Zealand Limited

______________________ Commercial Seal

(05/01/2011)